Exhibit 23(b)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 16, 2005 relating to the financial statements and financial statement schedule of Tucson Electric Power Company, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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    Los Angeles, California
    June 27, 2005